Exhibit 23.2
                               AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-81614, 333-105820, 333-105821, 333-118958),
the Registration Statements on Form S-3, as amended (File Nos. 333-33237, 333-89767, 333-82106, 333-102225, 333-118956, 333-126741) and the Registration
Statement on Form S-4, as amended (File No. 333-118957) of Golden Star Resources Ltd. of our report dated March 27, 2006 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


CHARTERED ACCOUNTANTS
Calgary, Alberta, Canada
March 27, 2006